Exhibit 10.2

AMENDMENT NO. 2 TO AIRCRAFT LEASE AGREEMENT

This AMENDMENT NO. 2 TO AIRCRAFT LEASE AGREEMENT (“Amendment No. 2”) dated as of June 29, 2011, is by and between Wendy's/Arby's Group, Inc., a Delaware corporation with its principal place of business at 1155 Perimeter Center West, Atlanta, Georgia 30338 (“Lessor”) and TASCO, LLC, a Delaware limited liability company with its principal place of business at 280 Park Avenue, New York, New York 10017-1216 (“Lessee”).
WHEREAS, Lessor and Lessee entered into that certain Aircraft Lease Agreement dated June10, 2009, as amended by Amendment No. 1 thereto dated June 24, 2010 (as so amended, the “Lease”), for the lease of a Gulfstream Aerospace G-IVSP aircraft bearing U.S. Registration Number N394TR and manufacturer's serial number 1252 and the two (2) Rolls Royce model Tay 611-8 engines installed thereon, bearing manufacturer's serial numbers 16623 and 16624, respectively, and all parts, instruments, avionics, attachments and appurtenances installed thereon or attached thereto (the “Aircraft”);
WHEREAS, the Lease for the Aircraft currently expires on June 30, 2011;
WHEREAS, Lessor and Lessee wish to renew the Lease for an additional twelve-month period and to modify the Rent payable under the Lease during such renewal period.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 1:    AMENDMENT TO LEASE
1.1    Extension of Term. Lessor and Lessee agree to amend Section 2.1 of the Lease by deleting “June 30, 2011” and inserting in lieu thereof “June 30, 2012”.
1.2    Rent Modification. Lessor and Lessee agree to amend Section 3.1 of the Lease, effective as of July 1, 2011, by deleting “US$10,000” and inserting in lieu thereof “US$12,500”.

Section 2:    REPRESENTATION AND WARRANTY OF LESSEE
2.1    No Defaults. Lessee hereby represents and warrants that as of the date hereof no default by Lessee has occurred or is continuing under the Lease.

Section 3:    EFFECTIVENESS OF LEASE
3.1    Continuing Effect. Except as otherwise expressly amended by this Amendment No. 2, all other terms and conditions of the Lease shall remain in full force and effect as the legal, valid and binding rights and obligations of Lessor and Lessee.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed by their duly authorized officers as of the day and year first above written.

WENDY'S/ARBY'S GROUP, INC.	TASCO, LLC

By: /s/ Nils H. Okeson	By: /s/ Peter W. May
Name: Nils H. Okeson	Name: Peter W. May
Title: SVP, General Counsel & Secretary	Title: President

Trian Fund Management, L.P. (“Trian”) absolutely and unconditionally guarantees to Wendy's/Arby's Group, Inc. (the “Lessor”) the performance and observance of any and all of the obligations of TASCO, LLC (the “Lessee”) under the foregoing Amendment No. 2, including but not limited to the payment in full of all amounts due from Lessee to Lessor under the Lease, as amended. This Guarantee constitutes the direct, general and unconditional obligation of Trian, is irrevocable and with respect to the obligations of Lessee involving payment of amounts due to Lessor is a guarantee of payment and not of collection.

TRIAN FUND MANAGEMENT, L.P.

By: /s/ Peter W. May
Name: Peter W. May
Title: Member of its General Partner

2